UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2003

CYBERONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19806	76-0236465

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Cyberonics Building
100 Cyberonics Boulevard
Houston, Texas 77058

(Address of principal executive offices) (Zip code)

(281) 228-7200

Registrant’s telephone number, including area code:

Item 7. Financial Statements and Exhibits

99.1	Slide Presentation

Item 9. Regulation FD Disclosure

     The information set forth under this “Item 9. Regulation FD Disclosure” is intended to be furnished under Item 9 and also under “Item 12. Results of Operations and Financial Condition” in accordance with the SEC Release No. 33-8216. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

     Representatives of Cyberonics, Inc. (the “Company”) hosted a conference call regarding the Company’s results for fiscal 2003 and guidance for fiscal 2004, as previously disclosed in a press release of the Company. A copy of the slide presentation discussed on the call is attached as Exhibit 99.1 and was previously posted on the Company’s website.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERONICS, INC

/s/ Pamela B. Westbrook

Pamela B. Westbrook Vice President, Finance and Administration and Chief Financial Officer

Date: June 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation